                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 April 18, 2005
                Date of Report (Date of earliest event reported)

                      THE MAJOR AUTOMOTIVE COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

        Nevada                       000-29182                  11-3292094
  ------------------             -----------------          -------------------
   (State or other                  (Commission                (IRS Employer
   jurisdiction of                  File Number)            Identification No.)
    incorporation)

              43-40 Northern Boulevard, Long Island City, NY 11101
               (Address of principal executive offices) (Zip Code)

      (Registrant's telephone number, including area code): (718) 937-3700

                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 - Material Impairments.

See disclosure provided in Item 8.01 below.

Item 8.01 - Other Information.

The Major Automotive Companies, Inc. (the "Company") was unable to file its
Annual Report on Form 10-K for the year ended December 31, 2004 with the
Securities and Exchange Commission (the "SEC") by the extension due date of
April 15, 2005.

On March 31, 2005, the Company filed for a 15-day extension with the SEC. At such time, the Company and its auditors were still evaluating, among other things, the amount of impairment to the Company's goodwill. The original estimate of the amount of impairment was based upon certain assumptions which management is in the process of re-examining. Final determination of the appropriate write-down amount of the goodwill could ultimately result in an impairment that would be materially greater than originally anticipated and disclosed in the Company's Form 12b-25 as filed with the SEC on March 31, 2005.
The Company and its auditors are working diligently to resolve this matter and complete the Company's audited financial statements for the year ended December
31, 2004 so that the Company's Form 10-K can be filed as expeditiously as possible.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2005

                                   THE MAJOR AUTOMOTIVE COMPANIES, INC.

                                   By: /S/ BRUCE BENDELL
                                       -----------------------------------------
                                       Name:  Bruce Bendell
                                       Title: President, Chief Executive Officer

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